UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 4, 2007
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-52105 (Commission File Number)	94-3030279 (I.R.S. Employer Identification No.)

27422 Portola Parkway, Suite 350 Foothill Ranch, California (Address of Principal Executive Offices)	92610-2831 (Zip Code)
(949) 614-1740
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 4, 2007, the Board of Directors of Kaiser Aluminum Corporation (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, selected Carolyn Bartholomew to fill the vacancy on the Board of Directors of the Company resulting from the death of George Becker in February 2006. Ms. Bartholomew, Chairman of U.S.-China Economic and Security Review Commission, was designated by the United Steelworkers, or USW, pursuant to the Director Designation Agreement between the Company and the USW, which gives the USW certain rights with respect to the nomination of directors comprising at least 40% of the Company’s Board of Directors. The Director Designation Agreement is described in, and attached as Exhibit 4.1 to, the Company’s Form 8-A filed with the Securities and Exchange Commission on July 6, 2006. Ms. Bartholomew will serve as a Class II director and will hold office for a term expiring at the Company’s annual meeting of stockholders to be held in 2008 and until her successor is elected and qualified.
     Ms. Bartholomew will receive the standard compensation provided to all of the Company’s non-employee directors. The standard compensation paid to non-employee directors includes an annual cash retainer, an annual grant of restricted stock, meeting fees and expense reimbursement.
     A copy of the press release announcing the election of Ms. Bartholomew is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

99.1	Press Release dated June 6, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)
By:	/s/ John M. Donnan
John M. Donnan
Vice President, Secretary and General Counsel

Date: June 6, 2007

Exhibit Index

Exhibit
Number	Description

99.1	Press Release dated June 6, 2007.

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